UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

BLUELINX HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2008, the Compensation Committee (the “Committee”) of the BlueLinx Holdings Inc. (the “Company”) Board of Directors, approved cash bonus awards for the Company’s executive officers for fiscal 2007 under the Company’s short-term cash incentive plan (“Short-Term Incentive Plan”), including the following cash bonus awards for the Company’s named executive officers (such persons are determined by reference to the Company’s most recent filing with the Commission that required disclosure pursuant to Item 402(c) of Regulation S-K):

Stephen E. Macadam	$225,000
George R. Judd	$120,000
David J. Dalton	$50,000

The Committee also approved the financial, operational and strategic criteria used in establishing bonus and award grants for fiscal 2008 under the Company’s Short-Term Incentive Plan.

Under the Company’s Short-Term Incentive Plan, an annual bonus pool is established and funded based solely on performance as measured against established strategic, operational and/or financial goals at different levels of the Company’s operating structure. In general, the bonus pool is allocated to each participant based on the participant’s “target bonus percentage” (a percentage of such participant’s current compensation) and the extent to which the Company and/or such participant’s operating group(s) meets the established strategic, operational and/or financial goals. Each of the named executive officers is a participant in the Short-Term Incentive Plan, and each of their bonuses are subject to adjustment by the Committee, in its discretion, based on the officer’s individual performance and contribution to the Company.

At its February 19, 2008 meeting, the Committee established the following target bonus percentages for fiscal 2008 for each of the named executive officers.

Stephen E. Macadam	75% of base salary
George R. Judd	65% of base salary
Howard D. Goforth	60% of base salary
David J. Dalton	45% of base salary

The target bonus for Stephen E. Macadam, the Company’s chief executive officer, was previously set at 75% of his annual base salary in his employment agreement with the Company effective October 20, 2005. The target bonus for Howard D. Goforth, the Company’s chief financial officer, was previously set at 60% of his annual base salary in his employment agreement with the Company effective February 18, 2008. The full Board previously approved their target bonus percentages as part of their employment agreements.

The Committee established (i) corporate earnings before interest, tax, depreciation and amortization and (ii) corporate cash flow, as the performance metrics for the Short Term Incentive Plan in fiscal 2008 for certain officers including the named executive officers. The Committee also established certain operational and strategic metrics to be used in the Short Term Incentive Plan including working capital and sales force effectiveness goals for employees other than the named executive officers.

The Committee also approved a quarterly incentive plan for certain officers, including the named executive officers, providing for payments of up to $20,000 per officer if the Company exceeds its free cash flow plan for a particular quarter by more than $1 million.

The foregoing summary of the Company’s Short Term Incentive Plan is qualified in its entirety by reference to the full text of the Short Term Incentive Plan, the form of which is filed as Exhibit 10.1 on the Company’s Form 8-K filed with the Commission on February 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By: /s/ Barbara V. Tinsley
Barbara V. Tinsley
SVP, General Counsel & Secretary

Dated: February 22, 2008